Contact:

Jon W. Clark

Chief Financial Officer

(212) 297-1000

-Or-

Emily Pai

Investor Relations

(212) 297-1000

Gramercy Property Trust Inc. Reports Third Quarter 2013 Financial Results

Highlights

•	Recognized total revenues of $13.4 million and recorded a net loss to common stockholders of $1.3 million or $0.02 per diluted common share.

•	Generated positive funds from operations (“FFO”) of $2.7 million or $0.05 per diluted common share.

•	Reached important milestone of first positive quarterly adjusted funds from operations (“AFFO”) since change in business direction. Generated positive AFFO of $2.2 million or $0.04 per fully diluted common share.

•	Acquired four properties for a total purchase price of approximately $17.7 million (initial cap rate 7.1% and GAAP cap rate 7.5%) with an average lease term of 10 years. Subsequent to quarter end, acquired two additional properties for a total purchase price of approximately $27.3 million.

•	Closed on a $100.0 million senior secured revolving credit facility with Deutsche Bank AG New York for an initial term of two years with an option for a one-year extension.

•	Raised $47.4 million of gross proceeds through the private placement of approximately 11.5 million shares of common equity at a price of $4.11 per share. The private placement settled on October 7, 2013.

•	Announced intentions to satisfy and pay all accrued and unpaid preferred stock dividends, and resume timely payments of preferred stock dividend beginning with the dividend due for the fourth quarter of 2013.

•	Expects to initiate payment of common stock dividend beginning with the first quarter of 2014.

•	Ended the third quarter of 2013 with cash and cash equivalents of $28.7 million as compared to $49.0 million reported at the end of the prior quarter.

Summary

NEW YORK, N.Y. – November 7, 2013 – Gramercy Property Trust Inc. (NYSE: GPT) today reported a net loss to common stockholders of $1.3 million, or $0.02 per fully diluted common share for the three months ended September 30, 2013, and net income to common stockholders of $385.4 million, or $6.56 per fully diluted common share for the nine months ended September 30, 2013. For the quarter, FFO was $2.7 million, or $0.05 per fully diluted common share, and for the nine months ended September 30, 2013, FFO was $395.2 million, or $6.73 per fully diluted common share. For the quarter the Company generated AFFO of $2.2 million, or $0.04 per fully diluted common share, and for the nine months ended September 30, 2013, AFFO was $1.3 million, or $0.02 per fully diluted common share. A reconciliation of FFO and AFFO to net income available to common stockholders is included on page 9 of the press release.

As of September 30, 2013, the Company maintained $28.7 million of unrestricted cash as compared to approximately $49.0 million reported as of June 30, 2013. Subsequent to quarter end, the Company raised approximately $45.6 million in net proceeds through the private placement of approximately 11.5 million shares of common equity.

MG&A expenses were $4.7 million and $13.4 million for the three and nine months ended September 30, 2013, respectively, as compared to $8.3 million and $22.7 million for the same periods of the prior year. The decreases in MG&A reflect reductions in salary and benefits expenses and professional fees achieved through the Company’s transformation into a pure, net lease REIT and the Company’s exit from the commercial real estate finance business in March 2013. As compared to the prior quarter of 2013, total MG&A expenses increased slightly by approximately $0.4 million during the quarter ended September 30, 2013. The Company’s MG&A expenses were related to the following business lines:

(Dollar amount in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Investments	$3,667	$7,026	$10,902	$18,889
Asset Management	1,005	1,236	2,464	3,819
Total	$4,672	$8,262	$13,366	$22,708

Credit Facility

In September 2013, the Company entered into a $100.0 million senior secured revolving credit facility (the “Credit Facility”) with Deutsche Bank AG New York for an initial term of two years with an option for a one-year extension and included a $50.0 million accordion feature allowing the Company to increase the Credit Facility up to $150.0 million, subject to certain approvals. The Credit Facility is guaranteed by the Company and is secured by first priority mortgages on designated properties that make up the borrowing base (the “Borrowing Base”) as defined under the agreement. The Credit Facility has an initial borrowing availability of $63.8 million, representing up to 60% of the value of the initial Borrowing Base. Borrowing under the Credit Facility is limited to the lesser of (i) the sum of the $100.0 million revolving commitment and the maximum $50.0 million commitment increase available or (ii) 60% of the value of the Borrowing Base. Advances under the Credit Facility will be incurred at a floating rate based upon, at the Company’s option, either (i) LIBOR plus the applicable LIBOR margin or (ii) the applicable base rate which is the greater of the Prime Rate, 0.50% above the Federal Funds Rate, or 30-day LIBOR plus 1.00%. The applicable LIBOR margin will range from 1.90% to 2.75%, depending on the ratio of the Company’s outstanding consolidated indebtedness to the value of the Company’s consolidated gross assets. The Credit Facility will have an initial borrowing rate of LIBOR plus 1.90%. As of September 30, 2013 and to date, there have been no borrowings under the Credit Facility.

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Private Placement

In October 2013, the Company issued 11,535,200 unregistered common shares at a purchase price of $4.11 per share, raising net proceeds of approximately $45.6 million through private placement (the “Private Placement”) pursuant to a common stock purchase agreement (the “Purchase Agreement”). Investors in the Private Placement received one Contingent Value Right (“CVR”) per common share, which entitles the CVR holder to limited downside protection in the form of a one-time cash payment on April 1, 2014 (not to exceed $0.46 per share) in the event the Company’s volume weighted average share price for the ten trading-day period ending March 25, 2014 (the “Lock-Up Date”) is less than the per share purchase price of $4.11 per share. Private Placement investors have agreed not to sell the common stock purchased until the Lock- Up Date. Prior to the Lock-Up Date, if the Company issues common stock or securities convertible into common stock, the investors will have ability to: (i) purchase their pro rata portion of all or any part of the Company’s new issuance, and (ii) elect the benefit of any different terms provided to the new investors.

The Company intends to use the net proceeds from the Private Placement for the acquisition of its investment pipeline, payoff of preferred accrual and general corporate purposes.

Acquisition Activity

In the third quarter of 2013, the Company acquired four properties for a total purchase price of approximately $17.7 million with a 10-year average lease term, summarized below:

(Dollar amount in thousands)
						GAAP	GAAP
Investment	Location	MSA	Square Feet	Purchase Price	Occupancy	Cap Rate	NOI
Banking Center Portfolio
Morristown	Morristown, NJ	New York/New Jersey	41,861	$ 4,900	100%	6.6%	$ 324
			41,861	$ 4,900	100%	6.6%	$ 324

Industrial Portfolio
Bulk Warehouse Portfolio
Atlanta	Atlanta, GA	Atlanta	133,317	$ 4,000	100%	8.9%	$ 354
Manassas (1)	Manassas, VA	Baltimore/Washington	83,065	8,794	100%	7.4%	647
			216,382	$ 12,794	100%	7.8%	$ 1,001

Closed Since Quarter End
Yuma Industrial	Yuma, GA	Yuma	220,000	$ 17,850	100%	9.2%	$ 1,649
Austin Industrial	Austin, TX	Austin	120,347	9,490	100%	8.3%	791
			340,347	$ 27,340	100%	8.9%	$ 2,440

(1) Includes two separate properties located in Manassas, VA.

Subsequent to quarter end, the Company acquired two additional industrial properties for a total purchase price of approximately $27.3 million (initial cap rate 7.8% and GAAP cap rate 8.9%) with an 18-year average lease term.

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Bank Of America Portfolio Joint Venture

For the third quarter of 2013, the Company’s interest in the Bank of America Joint Venture resulted in a $0.9 million net income as summarized below (amounts in thousands):

Three months ended
September 30, 2013
Income from core properties	$597
Income from held-for-sale properties	358
Loss from defeasance pools	(19)
Equity in net income from joint venture(1)	$936
Distributions from the joint venture	$4,000

(1)	The Company’s Statement of Operations also includes a net contribution of $47 from its Philips Building joint venture for a total equity in net income from joint ventures of $983.

The Company’s proportionate share of the income generated by its joint venture interests includes $2.2 million of real estate-related depreciation and amortization, which when added back, results in a contribution to the Company’s FFO of $3.1 million for the three months ended September 30, 2013.

The Joint Venture sold a total of three held-for-sale properties from the Bank of America Portfolio Joint Venture during the third quarter of 2013, for net proceeds to the Joint Venture of approximately $1.9 million.

Gramercy Asset Management

The Company’s asset and property management business, which operates under the name Gramercy Asset Management, currently manages for third-parties approximately $1.5 billion of commercial properties leased primarily to regulated financial institutions and affiliated users throughout the United States.

In the third quarter 2013, Gramercy Asset Management recognized fee revenues of $8.3 million in property management, asset management, administrative and incentive fees. The Gramercy Asset Management business generates most of its fee revenues from an asset management agreement with KBS Real Estate Investment Trust, Inc. (“KBS”).

In addition to base management fees of approximately $9.0 million per year, the Management Agreement for the KBS Portfolio provides for an incentive fee, or the Threshold Value Profits Participation, in an amount equal to the greater of: (a) $3.5 million or (b) 10% of the amount by which the portfolio equity value exceeds $375.0 million. During the third quarter of 2013, the Company recognized $1.1 million of incentive fees and, to date, has recognized $8.8 million of incentive fees based upon the portfolio equity value. The Company expects to recognize the remaining $3.2 million over the remaining term of the agreement. The Threshold Value Profits Participation is capped at a maximum of $12.0 million. Net of the corresponding taxes, the incentive fee contributed approximately $0.6 million to net income available to common stockholders and FFO, or $0.01 per diluted common share for the third quarter ended of 2013. The Threshold Value Profits Participation is payable 60 days after the earlier to occur of June 30, 2014 (or March 31, 2015 upon satisfaction of certain extension conditions, including the payment by KBS of a $0.8 million extension fee) and the date on which KBS, directly or indirectly, sells, conveys or otherwise transfers at least 90% of the KBS Portfolio (by value).

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Dividends

The Company announced its intention to resume timely payments of dividends on the Company’s Series A cumulative redeemable preferred stock, beginning with the dividend due for the fourth quarter of 2013. The Company intends to satisfy and pay all accrued but unpaid preferred stock dividends for prior periods, which as of September 30, 2013, was $35.8 million. The Company also announced its intention to initiate payment of common stock dividends beginning with the first quarter of 2014. The record and payment dates for all the Company’s dividend payments will be made as and when the same are determined by the Company’s board of directors.

Company Profile

Gramercy Property Trust Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing industrial and office properties net leased to high quality tenants in major markets throughout the United States. The Company also operates an asset management business that manages for third-parties, including our joint venture partners, commercial real estate assets throughout the United States primarily leased to financial institutions and affiliated users.

To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at (212) 297-1000.

Conference Call

The Company's executive management team will host a conference call and audio webcast on Thursday, November 7, 2013, at 2:00 PM EST to discuss third quarter 2013 financial results. Presentation materials will be posted prior to the call on the Company’s website, www.gptreit.com, under the Investor Center section in the “Events and Presentations” tab.

The live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com and on Thomson’s StreetEvents Network. The presentation may also be accessed by dialing (800) 446-2782 - Domestic or (847) 413-3235 - International, using pass code “GRAMERCY”.

A replay of the call will be available from November 7, 2013 at 5:00 PM EST through November 10, 2013 at 11:59 PM EST by dialing (888) 843-7419 - Domestic or (630) 652-3042 - International, using pass code 3591 1641#.

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(GPT-EN)

Disclaimer

Non GAAP Financial Measures

The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 of this release.

Forward-looking Information

This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including those listed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

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Selected Financial Data:

Gramercy Property Trust Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollar amounts in thousands, except per share data)

	September 30,	December 31,
	2013	2012
Assets:
Real estate investments, at cost:
Land	$43,821	$1,800
Building and improvements	154,474	21,359
Less: accumulated depreciation	(2,279)	(50)
Total real estate investments, net	196,016	23,109
Cash and cash equivalents	28,747	105,402
Investment in joint ventures	46,800	72,742
Servicing advances receivable	9,973	-
Retained CDO bonds	7,992	-
Assets held-for-sale, net (includes consolidated VIEs of $0 and $1,913,353, respectively)	-	1,952,264
Tenant and other receivables, net	13,056	4,123
Acquired lease assets, net of accumulated amortization of $933 and $42	13,225	4,386
Deferred costs, net of accumulated amortization of $316 and $2,033	2,577	415
Other assets	9,705	6,395
Total assets	$328,091	$2,168,836
Liabilities and Equity (Deficit):
Liabilities:
Mortgage notes payable	$48,436	$-
Accounts payable and accrued expenses	7,703	8,908
Dividends payable	35,809	30,438
Deferred revenue	702	33
Below-market lease liabilities, net of accumulated amortization of $211 and $4	3,931	458
Liabilities related to assets held-for-sale (includes consolidated VIEs of $0 and $2,374,516, respectively)	-	2,380,162
Other liabilities	1,023	665
Total liabilities	97,604	2,420,664
Commitments and contingencies	-	-
Equity (Deficit):
Common stock, par value $0.001, 98,000,000 and 96,000,000 shares authorized, 57,676,005 and 56,731,002 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively.	58	57
Common stock, Class B-1, par value $0.001, 0 and 2,000,000 shares authorized, issued and outstanding at September 30, 2013 and December 31, 2012, respectively.	-	2
Common stock, Class B-2, par value $0.001, 2,000,000 shares authorized, issued and outstanding at September 30, 2013 and December 31, 2012.	2	2
Series A cumulative redeemable preferred stock, par value $0.001, liquidation preference $88,146, 4,600,000 shares authorized, 3,525, 822shares issued and outstanding at September 30, 2013 and December 31, 2012.	85,235	85,235
Additional paid-in-capital	1,103,798	1,102,227
Accumulated other comprehensive loss	118	(95,265)
Accumulated deficit	(959,585)	(1,344,989)
Total Gramercy Property Trust Inc. stockholders' equity (deficit)	229,626	(252,731)
Non-controlling interest	861	903
Total equity (deficit)	230,487	(251,828)
Total liabilities and equity (deficit)	$328,091	$2,168,836

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Gramercy Property Trust Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues
Management fees	$8,343	$8,833	$30,275	$26,762
Rental revenue	4,024	-	6,484	-
Investment income	464	299	1,233	299
Operating expense reimbursements	460	-	764	-
Other income	130	25	236	91
Total revenues	13,421	9,157	38,992	27,152
Expenses
Property operating expenses:
Property management expenses	4,842	5,666	16,015	17,466
Property operating expenses	479	-	903	-
Total property operating expenses	5,321	5,666	16,918	17,466
Other-than-temporary impairment	-	-	1,682	-
Portion of impairment recognized in other comprehensive loss	-	-	-	-
Net impairment recognized in earnings	-	-	1,682	-
Depreciation and amortization	1,886	44	3,142	130
Interest expense	538	-	623	-
Management, general and administrative	4,672	8,262	13,366	22,708
Acquisition expenses	238	-	1,487	-
Total expenses	12,655	13,972	37,218	40,304
Income (loss) from continuing operations before equity in income (loss) from joint ventures and provisions for taxes	766	(4,815)	1,774	(13,152)
Equity in net income (loss) of joint ventures	983	31	(2,808)	88
Income (loss) from continuing operations before provision for taxes and discontinued operations	1,749	(4,784)	(1,034)	(13,064)
Provision for taxes	(744)	39	(5,590)	(3,379)
Income (loss) from continuing operations	1,005	(4,745)	(6,624)	(16,443)
Income (loss) from discontinued operations	(514)	1,855	9,456	(18,513)
Gain on sale of joint venture interest to a director related entity	-	-	1,317	-
Gains from disposals	-	-	389,140	11,996
Provision for taxes	-	-	(2,515)	-
Income (loss) from discontinued operations	(514)	1,855	397,398	(6,517)
Net income (loss) attributable to Gramercy Property Trust Inc.	491	(2,890)	390,774	(22,960)
Accrued preferred stock dividends	(1,790)	(1,790)	(5,370)	(5,370)
Net income (loss) available to common stockholders	$(1,299)	$(4,680)	$385,404	$(28,330)
Other comprehensive income (loss):
Unrealized gain (loss) on debt securities and derivative instruments:
Unrealized holding gains (losses) arising during period	$(65)	$63,455	$118	$170,800
Other comprehensive income (loss):	(65)	63,455	118	170,800
Comprehensive income (loss) attributable to Gramercy Property Trust Inc.	$426	$60,565	$390,892	$147,840
Comprehensive income (loss) attributable to common stockholders	$(1,364)	$58,775	$385,522	$142,470
Basic earnings per share:
Net loss from continuing operations, after preferred dividends	$(0.01)	$(0.13)	$(0.21)	$(0.42)
Net income (loss) from discontinued operations	(0.01)	0.04	6.77	(0.13)
Net income (loss) available to common stockholders	$(0.02)	$(0.09)	$6.56	$(0.55)
Diluted earnings per share:
Net loss from continuing operations, after preferred dividends	$(0.01)	$(0.13)	$(0.21)	$(0.42)
Net income (loss) from discontinued operations	(0.01)	0.04	6.77	(0.13)
Net income (loss) available to common stockholders	$(0.02)	$(0.09)	$6.56	$(0.55)
Basic weighted average common shares outstanding	58,902,708	52,308,653	58,729,491	51,328,443
Diluted weighted average common shares and common share equivalents outstanding	58,902,708	52,308,653	58,729,491	51,328,443

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Gramercy Property Trust Inc.

Reconciliation of Non-GAAP Financial Measure

(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (loss) available to common shareholders	$(1,299)	$(4,680)	$385,404	$(28,330)
Add:
Depreciation and amortization	1,904	1,192	3,625	4,246
FFO adjustments for joint ventures	2,159	67	6,806	201
Non-cash impairment of real estate investments	-	5,706	-	8,345
Less:
Non real estate depreciation and amortization	(64)	(948)	(615)	(3,464)
Gain on sale	-	-	-	(11,996)
Funds from operations	$2,700	$1,337	$395,220	$(30,998)

Add:
Property acquisition costs	238	-	1,487	-
Non-cash stock-based compensation expense	583	896	1,572	2,144
Amortization of above market lease assets	41	-	116	-
Amortization of deferred financing costs	(71)	-	(65)	-
Other-than-temporary impairments on retained bonds	-	-	1,682	-
AFFO adjustments for joint ventures	(390)	22	4,254	40
(Income) loss from discontinued operations	514	(1,855)	(397,398)	6,517
Less:
Straight-lined rent	(803)	-	(1,454)	-
Amortization of below market lease liabilities	(89)	-	(206)	-
FFO adjustment for discontinued operations	8	(5,911)	(7)	2,866
Incentive fees, net of taxes	(573)	(159)	(3,899)	(549)

Adjusted Funds from Operations	$2,158	$(5,670)	$1,302	$(19,980)

Funds from operations per share - basic	$0.05	$0.03	$6.73	$(0.60)

Funds from operations per share - diluted	$0.05	$0.03	$6.73	$(0.60)

Adjusted funds from operations per share - basic	$0.04	$(0.11)	$0.02	$(0.39)

Adjusted funds from operations per share - diluted	$0.04	$(0.11)	$0.02	$(0.39)

The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

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